UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2005

CYBEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New York	0-4538	11-1731581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Trotter Drive, Medway, Massachusetts	02053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 533-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On December 21, 2005, Cybex International, Inc. announced the appointment of Arthur W. Hicks, Jr., as its Chief Operating Officer, effective as of January 1, 2006. Officers are appointed by the Board of Directors and serve at the pleasure of the Board.

Mr. Hicks, 47, has served as Cybex’s Chief Financial Officer since 2002 pursuant to a Services Agreement with UM Holdings, Ltd. As of January 1, 2006 this arrangement will end and Mr. Hicks will be a full-time employee of Cybex. He will continue in his role as Chief Financial Officer on an interim basis until a replacement is appointed.

Prior to 2002, Mr. Hicks’ principal occupation was Vice President and Chief Financial Officer of UM Holdings, Ltd. Mr. Hicks is also a member of the Cybex Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2005

CYBEX INTERNATIONAL, INC.

(Registrant)

By: /s/ John Aglialoro

Name: John Aglialoro

Title: Chief Executive Officer